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                                                                    EXHIBIT 99.2

TO THE SHAREHOLDERS OF
MADISON BANCSHARES, INC.:

      Enclosed is the Form of Election for you to submit in connection with the proposed merger of Madison BancShares, Inc., a Florida corporation ("Madison"), with and into Whitney Holding Corporation, a Louisiana corporation ("Whitney").

      WHITNEY MUST RECEIVE A PROPERLY COMPLETED AND EXECUTED FORM OF ELECTION NO LATER THAN 5:00 P.M., CENTRAL DAYLIGHT TIME, ON THE FIFTH BUSINESS DAY PRIOR TO THE CLOSING DATE OF THE PROPOSED MERGER (THE "ELECTION DEADLINE"). IT IS CURRENTLY CONTEMPLATED THAT THE CLOSING DATE OF THE PROPOSED MERGER WILL OCCUR ON OR ABOUT AUGUST 20, 2004. TO ENSURE THAT YOUR ELECTION IS EFFECTIVE IF THE CLOSING OCCURS ON THAT DATE, THE ELECTION MUST BE RECEIVED BY WHITNEY ON OR BEFORE AUGUST 13, 2004. IF YOU, AS A HOLDER OF MADISON COMMON STOCK, DO NOT TIMELY MAKE AN EFFECTIVE ELECTION, AS DETERMINED IN THE SOLE DISCRETION OF WHITNEY, YOU WILL RECEIVE IN THE MERGER A COMBINATION OF CASH AND SHARES OF COMMON STOCK, NO PAR VALUE, OF WHITNEY AS DESCRIBED IN THE MERGER AGREEMENT REFERENCED IN THE ENCLOSED FORM OF ELECTION.

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                                FORM OF ELECTION

To:      WHITNEY HOLDING CORPORATION *

Delivering By Mail:                         By Hand or Courier Delivery:

Investor Relations                          Mrs. Shirley N. Fremin
Whitney Holding Corporation                 Investor Relations, Suite 615
P. O. Box 61260                             Whitney Holding Corporation
New Orleans, Louisiana  70161-1260          228 St. Charles Avenue
                                            New Orleans, Louisiana  70130

* DELIVERIES MADE TO AN ADDRESS OTHER THAN EITHER OF THE ADDRESSES STATED ABOVE WILL NOT BE ACCEPTABLE AND WHITNEY WILL NOT BE RESPONSIBLE THEREFOR.

Ladies and Gentlemen:

      In connection with the proposed merger (the "Proposed Merger") of Madison BancShares, Inc., a Florida corporation ("Madison"), with and into Whitney Holding Corporation, a Louisiana corporation ("Whitney"), pursuant to the terms of that certain Agreement and Plan of Merger dated March 19, 2004, among Whitney and Whitney National Bank, a national banking association, on the one hand, and Madison and Madison Bank, a Florida state banking association, on the other hand (the "Merger Agreement"), I, the undersigned, hereby irrevocably elect to be paid as follows for my shares of the common stock of Madison in connection with the Proposed Merger, subject to the terms of the Merger Agreement, including, without limitation, any redesignation of my election on the terms set forth in the Merger Agreement:

TYPE OF ELECTION (SEE INSTRUCTIONS B, C AND D) (PLEASE CHECK ONE BOX ONLY)

      [ ] CASH ELECTION (Cash in exchange for all of my shares of Madison common stock on the terms described in the Merger Agreement)

      [ ] STOCK ELECTION (Whitney Common Stock in exchange for all of my shares of Madison common stock on the terms described in the Merger Agreement)

      [ ] COMBINATION ELECTION (Cash in exchange for 35% of my shares of Madison common stock and Whitney Common Stock in exchange for 65% of my shares of Madison common stock on the terms described in the Merger Agreement)

      Capitalized terms used in this Form of Election without definition shall have the same meanings given to them in the Merger Agreement. The undersigned acknowledges and agrees that this Form of Election is subject to the terms, conditions and limitations set forth in (i) the Proxy Statement-Prospectus relating to the Proposed Merger (the "Proxy Statement-Prospectus"), receipt of which is acknowledged by the undersigned, (ii) the Merger Agreement attached to the Proxy Statement-Prospectus as Appendix A and (iii) the terms, conditions, limitations and instructions of this Form of Election, including the redesignation procedures that may affect my election.

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SIGNATURE(S):

--------------------------------            -----------------------------------
(Signature of Shareholder)                  (Signature of Shareholder)
Print Name:                                 Print Name:
           ---------------------                       ------------------------
Date:                                       Date:
     ---------------------------                 -------------------------------

      The signature (or signatures) on this Form of Election should correspond exactly with the name(s) as written on the face of the certificate(s) unless the shares of Madison common stock described on the Form of Election have been assigned by the registered holder(s), in which event the Form of Election should be signed in exactly the same form as the name of the last transferee indicated on the transfers attached to or endorsed on the certificates.

      If the Form of Election is signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact, or in any other representative or fiduciary capacity, the person signing must give such person's full title in such capacity, and appropriate evidence of authority to act in such capacity must be forwarded with the Form of Election.

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                                  INSTRUCTIONS

A. SPECIAL CONDITIONS.

      1. Time in Which to Elect. To be effective, an Election (as defined below) on this form must be properly completed, signed and submitted to Whitney, at the applicable address set forth above, no later than 5:00 p.m., Central Daylight Time, on the fifth business day prior to the closing date of the Proposed Merger. Holders whose Forms of Election are not so received will not be entitled to specify their preference and will receive a combination of Cash Consideration and Stock Consideration, defined as a Combination Election in Instruction B below. It is currently contemplated that the closing date of the Proposed Merger will occur on or about August 20, 2004. To ensure that your Election is effective if the closing occurs on that date, the Election must be received by Whitney on or before August 13, 2004.

      2. Change or Revocation of Election. All elections will be irrevocable. Once a holder of Madison Common Stock delivers a Form of Election to Whitney, such shareholder may not change or revoke that election, which will be binding on all successors and assigns.

      3. Nullification of Election. All Forms of Election will be void and of no effect if the Proposed Merger is not completed.

      4. Stock Certificates. If the Proposed Merger is completed, Whitney will send to you a letter of transmittal, which you must complete and return as directed in that letter, together with all of your certificates representing shares of Madison common stock.

      DO NOT SEND IN YOUR CERTIFICATES REPRESENTING SHARES OF MADISON COMMON STOCK WITH THIS FORM OF ELECTION.

B. TYPES OF ELECTIONS.

      Subject to the provisions of Section 2.01 of the Merger Agreement, each share of Madison common stock issued and outstanding immediately prior to the effective time of the Proposed Merger will be converted into the right to receive either (i) Cash Consideration, (ii) Stock Consideration or (iii) a combination of Cash Consideration and Stock Consideration (as described below).

      By properly completing the Section entitled "Type of Election" in the Form of Election, each holder of Madison common stock may indicate (an "Election") that such holder desires to have all shares of Madison common stock owned by such holder converted into the right to receive either:

-     Cash Consideration for all such shares ("Cash Election");

- Stock Consideration, with cash in lieu of any fractional shares, for all such shares ("Stock Election"); or

- Cash Consideration for 35% of such shares and Stock Consideration, with cash in lieu of any fractional shares, for 65% of such shares ("Combination Election").

      See Instruction D(2) for information concerning the right to make multiple Elections, and Instruction D(3) for information concerning the submission of multiple Forms of Election.

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C. ELECTION AND REDESIGNATION PROCEDURES.

      A description of the election and redesignation procedures is set forth in the Proxy Statement-Prospectus under "Terms of the Merger - Consideration to be Paid to Madison BancShares Shareholders -- Election and Election Procedures" and "-- Redesignation Procedures." A full statement of the election and redesignation procedures is contained in Section 2 of the Merger Agreement. All Elections are subject to compliance with the election and redesignation procedures set forth in the Merger Agreement. If this Form of Election conflicts in any way with the provisions of the Merger Agreement, the provisions of the Merger Agreement will govern.

      In connection with making any Election, each holder of Madison common stock should read carefully, among other matters, the foregoing description and statement and the information contained in the Proxy Statement-Prospectus under "Terms of the Merger - Material Federal Income Tax Consequences of the Merger." Each holder of Madison common stock should consult his or her financial and tax advisors prior to making an election as to the form of consideration he or she wishes to receive pursuant to this Form of Election.

D. GENERAL.

      1. Execution and Delivery. This Form of Election must be properly and timely completed, signed and submitted to Whitney by mailing or otherwise delivering it to Whitney at the applicable address set forth above.

      The method of delivery of all documents is at the option and risk of the holder of Madison common stock, but it is suggested that documents be sent by certified mail - return receipt requested.

      2. Multiple Elections Not Allowed. A holder of Madison common stock must make a single Election for all of such holder's shares of Madison common stock. Different elections may not be made for different portions of such holder's shares of Madison common stock, except as set forth in paragraph 3 below.

      3. Multiple Forms of Elections. Holders of record of shares of Madison common stock who hold such shares as nominees, trustees or in other representative capacities (a "Representative") may submit multiple Forms of Election, provided that such Representative certifies, in form and substance satisfactory to Whitney, that each such Form of Election covers all the shares of Madison common stock held by each such Representative for a particular beneficial owner.

      All questions with respect to this Form of Election and the Elections (including, without limitations, questions relating to the timeliness or effectiveness of any Election and computations as to redesignation) will be decided by Whitney, which determinations shall be conclusive and binding.

      Additional copies of this Form of Election may be obtained from Whitney Investor Relations (whose telephone number for that purpose is (504) 586-3627).